Exhibit 5.1

BOSTON CONNECTICUT FLORIDA NEW JERSEY NEW YORK WASHINGTON, D.C.

DAY PITNEY LLP Attorneys at Law
One Jefferson Road
Parsippany, NJ 07054-2891

August 1, 2017

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Ladies and Gentlemen:

We have acted as counsel to Valley National Bancorp, a New Jersey corporation (the “Company”), in connection with the offer and sale of up to 4,600,000 shares of the Company’s 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share, with a liquidation preference of $25 per share (the “Series B Preferred Stock”).

In connection therewith, we have examined (i) the Registration Statement on Form S-3ASR (File No. 333-202916) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the prospectus of the Company, dated March 20, 2015, as supplemented by the prospectus supplement, dated July 27, 2017 (the “Prospectus Supplement”), relating to the Series B Preferred Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”). In connection with an underwritten offering of the Series B Preferred Stock, the Company has also filed with the Commission one free writing prospectus dated July 27, 2017 pursuant to Rule 433 under the Securities Act. In addition, we have examined originals or copies, certified or otherwise and identified to our satisfaction, of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

August 1, 2017

Based upon, and subject to, the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that when the Series B Preferred Stock have been issued and delivered upon payment in full of the consideration therefor as described in the Registration Statement, the Prospectus and the Underwriting Agreement, the Series B Preferred Stock will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Series B Preferred Stock described herein and may not be used, quoted or relied upon for any other purpose without our prior written consent.

The opinions rendered herein are limited in all respects to the laws of the State of New Jersey and the federal laws of the United States. We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on August 1, 2017, which is incorporated by reference into the Registration Statement and the Prospectus, and to the use of our name under the caption “Validity of Series B Preferred Shares” in the Prospectus Supplement and “Legal Matters” in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DAY PITNEY

DAY PITNEY LLP